
<ARTICLE> 5
<LEGEND>
McMoRan Oil & Gas adopted Statement of Financial Accounting Standards No. 128,
"Earnings Per Share," (SFAS 128) in the fourth quarter of 1997 and restated prior years' earnings per share (EPS) as required by SFAS 128. Presented below are the restated finacial data schedules amounts for the 6-month period ending
June 30,1996, the 9-month period ending September 30, 1996 and the year ended
December 31, 1996. Basic and diluted EPS have been entered in place of primary and fully-diluted,respectively.
</LEGEND>
<RESTATED>
<CIK> 0000921941
<NAME> MCMORAN OIL & GAS
<MULTIPLIER> 1000

<PERIOD-TYPE>               6-MOS          9-MOS           YEAR
<FISCAL-YEAR-END>           DEC-31-1996    DEC-31-1996     DEC-31-1996
<PERIOD-END>                JUN-30-1996    SEP-30-1996     DEC-31-1996
<CASH>                            3,829          7,757          10,500
<SECURITIES>                          0              0               0
<RECEIVABLES>                         0            882           1,244
<ALLOWANCES>                          0              0               0
<INVENTORY>                           0              0               0
<CURRENT-ASSETS>                  7,841         10,527          12,749
<PP&E>                           15,032         18,542          19,514
<DEPRECIATION>                      907          1,060           1,283
<TOTAL-ASSETS>                   21,966         28,009          30,980
<CURRENT-LIABILITIES>             5,473          6,871           9,777
<BONDS>                           2,000          8,566          12,391
<PREFERRED-MANDATORY>                 0              0               0
<PREFERRED>                           0              0               0
<COMMON>                            139            139             140
<OTHER-SE>                       13,913         11,890           8,106
<TOTAL-LIABILITY-AND-EQUITY>     21,966         28,009          30,980
<SALES>                           1,204          2,941           4,070
<TOTAL-REVENUES>                  2,022          2,941           4,070
<CGS>                               802          1,115           1,500
<TOTAL-COSTS>                       802          1,115           1,500
<OTHER-EXPENSES>                  3,871          5,875           9,818
<LOSS-PROVISION>                      0              0               0
<INTEREST-EXPENSE>                    7            134             403
<INCOME-PRETAX>                 (3,805)        (5,953)         (9,862)
<INCOME-TAX>                          0              0               0
<INCOME-CONTINUING>             (3,805)        (5,953)         (9,862)
<DISCONTINUED>                        0              0               0
<EXTRAORDINARY>                       0              0               0
<CHANGES>                             0              0               0
<NET-INCOME>                    (3,805)        (5,953)         (9,862)
<EPS-PRIMARY>                     (.27)          (.43)           (.71)
<EPS-DILUTED>                     (.27)          (.43)           (.71)

